UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 22, 2017
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 8.01:          Other Events -- Issuance of Press Release announcing increase in Cash Dividend provided under Items 7.01 and 8.01 of Form 8-K

John Wiley and Sons, Inc. announced today that it has raised its cash dividend from $0.31 per share to $0.32 cents per share payable on July 19, 2017 for shareholders of record of Class A and Class B Common Stock as of July 5, 2017.   A copy of the press release is being furnished to the Securities and Exchange Commission pursuant to Items 7.01 and 8.01 of Form 8-K and is attached hereto as Exhibit 99.1. The information in this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.         Description

  99.1            Press release dated June 22, 2017

[

Corporate Secretary:	Investor Contact:
Joanna Jia, Corporate Secretary	Brian Campbell, Investor Relations
201.748.6020	201.748.6874
jjia@wiley.com	brian.campbell@wiley.com

Wiley Raises Quarterly Cash Dividend for 24th Consecutive Year
Dividend increased 3% to $1.28 Per Share Annualized; Sets Annual Meeting Date

Hoboken, NJ, June 22, 2017 – John Wiley and Sons, Inc. (NYSE: JWA and JWB), a global research  and learning company, today announced that its Board of Directors has declared a quarterly cash dividend of $0.32 per share on its Class A and Class B Common Stock, payable on July 19, 2017 to shareholders of record on July 5, 2017.  The $0.32 per share reflects an increase of 3% over the previous quarterly payout of $0.31 per share, and marks the 24th consecutive year that Wiley has raised its quarterly dividend. Between June 2007 and June 2017, Wiley has raised its annualized dividend from $0.44 per share to $1.28 per share.

In addition to the dividend increase, Wiley repurchased 953,188 shares in fiscal 2017 for approximately $50.3 million, an average cost of $52.80 per share.  As of April 30, 2017, the Company had nearly 3.8 million shares remaining in the repurchase program announced in June 2016.

The Wiley Board of Directors has set the date of the Annual Meeting of Shareholders as Thursday, September 28, 2017. It will be held at 8:00 am ET at the Company's headquarters in Hoboken, NJ and will also be available via webcast.  The record date for the Annual Meeting is set for August 4, 2017.

About Wiley
Wiley is a global research and learning company.  Through the Research segment, the Company provides scientific, technical, medical, and scholarly journals, as well as related content and services, for academic, corporate, and government libraries, learned societies, and individual researchers and other professionals.   The Publishing segment provides scientific (STM), professional development, and education books and related content, as well as test preparation services and course workflow tools, to libraries, corporations, students, professionals, and researchers.  In Solutions, Wiley provides online program management services for higher education institutions, and learning, development, and assessment services for businesses and professionals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Matthew S. Kissner
Matthew S. Kissner
Interim President and Chief Executive Officer and
Chairman of the Board

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: June 22, 2017